UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported) November 15, 2011

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32320 (Commission File Number)	43-1883836 (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri (Address of Principal Executive Offices)	63114 (Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On November 15, 2011, William Reisler gave notice to the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) of his intent to retire from the Board.  It is currently anticipated that Mr. Reisler’s retirement from the board will be effective when his term expires at the Company’s Annual Meeting of Stockholders in May, 2012.  Mr. Reisler has served on the Board of Directors since the Company’s conversion to a corporation in April 2000, and he served on an advisory board to the Company’s predecessor entity prior to that time. He currently serves as a member of the Audit Committee and the Compensation Committee.

Item 8.01	Other Events.

On November 15, 2011, the Board of Directors appointed Mary Lou Fiala to serve as Non-Executive Chairman of the Board of Directors.  She will continue to serve as a member of the Audit Committee and the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: November 18, 2011	By:	/s/ Eric R. Fencl
	Name:	Eric R. Fencl
	Title:	Chief Bearrister, General Counsel
and International Franchising

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